Exhibit 10.3

Confidential

SUBSCRIPTION AGREEMENT

Tailwind Acquisition Corp.
1545 Courtney Avenue
Los Angeles, CA 90046

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Tailwind, Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), QOMPLX, Inc., a Delaware corporation (the “Company”), and Rationem, LLC, in its capacity as representative of the Company Stockholders, pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned subsidiary of Tailwind, on the terms and subject to the conditions set forth in the Transaction Agreement (such merger, the “Transaction”).

In connection with the Transaction, Tailwind is seeking commitments from interested investors to purchase, prior to the closing of the Transaction, shares of Tailwind’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, Tailwind is entering into subscription agreements (the “Other Subscription Agreements”, and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors”, and together with the Investor, the “PIPE Investors”), severally and not jointly, pursuant to which the PIPE Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the shares of Class A Common Stock subscribed for by the Investor (the “Shares”), an aggregate amount of up to 18,000,000 shares of Class A Common Stock at the Per Share Purchase Price (the “PIPE Financing”), which amount includes 2,000,000 shares of Class A Common Stock to be issued to certain investors pursuant to the Convertible Note Purchase Agreement (as defined below) in respect of the aggregate principal amount of the Notes (as defined in the Convertible Note Purchase Agreement) held by such investors, on the terms and subject to the conditions set forth therein. An additional 835,539 shares of Class A Common Stock (the “Additional Shares”) have been committed to a lead investor (the “Lead Investor”) in exchange for their agreement (the “Lead Investor Subscription Agreement”) to act as the lead investor in the PIPE Financing and commit to $50,000,000 of the aggregate PIPE Financing amount. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Tailwind acknowledges and agrees as follows:

1.                   Subscription. The Investor subscribes for and agrees to purchase from Tailwind, and Tailwind agrees to issue and sell to Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions set forth in this Subscription Agreement. The Investor acknowledges and agrees that Tailwind reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by Tailwind only when this Subscription Agreement is signed by a duly authorized person by or on behalf of Tailwind; Tailwind may do so in counterpart form.

2.                   Closing. The closing of the sale, purchase and issuance of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction and satisfaction of the other conditions set forth in Section 3 hereof. The Closing shall occur on the date of, and immediately prior to, the effectiveness of the Transaction (the date the Closing so occurs, the “Closing Date”). Upon delivery of written notice from (or on behalf of) Tailwind to the Investor (the “Closing Notice”), that Tailwind reasonably expects all conditions to the closing of the Transaction under the Transaction Agreement to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Tailwind, three (3) business days prior to the anticipated closing date specified in the Closing Notice, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Tailwind in the Closing Notice (which account shall not be an escrow account). On the Closing Date, Tailwind shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, the organizational documents of Tailwind, or applicable securities law), in the name of the Investor (or its nominee in accordance with its delivery instructions) and as promptly as practicable after the Closing, on and as of the Closing Date; provided, however, that Tailwind’s obligation to issue the Shares to the Investor is contingent upon Tailwind having received the Subscription Amount in full accordance with this Section 2. In the event that the consummation of the Transaction does not occur within one (1) business day after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by Tailwind and the Investor, Tailwind shall promptly (but in no event later than two (2) business days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by the Investor to Tailwind by wire transfer in immediately available funds to the account specified by Investor, and any book entries representing the Shares shall be deemed cancelled. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Los Angeles, California are open for the general transaction of business.

Confidential

3.                   Closing Conditions.

a.                    The obligation of the parties hereto to consummate the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)                  no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii)                all conditions precedent to the closing of the Transaction set forth in Article 6 of the Transaction Agreement shall have been satisfied (which shall be deemed satisfied if mutually determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement that, by their nature are to be satisfied in connection with the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement or the Other Subscription Agreements) or waived by the parties to the Transaction Agreement as provided therein.

b.                   The obligation of Tailwind to consummate the sale and issuance of the Shares pursuant to this Subscription Agreement shall be subject to the condition (which may be waived in writing by Tailwind) that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects as of such specified earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement in all material respects as of the Closing Date (except those that speak as of a specified earlier date).

c.                    The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions (which may be waived in writing by the Investor):

i.	that all representations and warranties of Tailwind contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (except for (A) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date and (B) those representations and warranties that speak as of a specified earlier date, in which case as of such specified earlier date), and consummation of the Closing shall constitute a reaffirmation by Tailwind of each of the representations and warranties of Tailwind contained in this Subscription Agreement in all material respects as of the Closing Date (except those that speak as of a specified earlier date);

ii.	Tailwind shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing; and

iii.	the Transaction Agreement (as the same exists on the date of this Subscription Agreement) shall not have been amended or modified, and no waiver shall have occurred thereunder, that would materially adversely affect the economic benefits that the Investor would reasonably expect to receive under this Subscription Agreement without the Investor’s prior written consent.

4.                   Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

Confidential

5.                   Tailwind Representations and Warranties. Tailwind represents and warrants to the Investor that:

a.                    Tailwind is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Tailwind has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.                   As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement, the organizational documents of Tailwind or applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under Tailwind’s organizational documents (as amended on or prior to the Closing Date) or under the General Corporation Law of the State of Delaware or any similar rights pursuant to any agreement or other instrument to which Tailwind is a party or by which it is otherwise bound.

c.                    The execution, delivery and performance by Tailwind of this Subscription Agreement are within the powers of Tailwind and have been duly authorized, validly executed and delivered by Tailwind and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes a valid and binding agreement of Tailwind and is enforceable against Tailwind in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.                   The execution, delivery and performance of this Subscription Agreement, including the sale and issuance of the Shares hereunder, and the compliance by Tailwind with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Tailwind or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Tailwind or any of its subsidiaries is a party or by which Tailwind or any of its subsidiaries is bound or to which any of the property or assets of Tailwind is subject that would reasonably be expected to have a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of Tailwind and its subsidiaries, taken as a whole or on the validity of the Shares or the legal authority of Tailwind to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of Tailwind; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Tailwind or any of its properties or assets that would reasonably be expected to have a material adverse effect on Tailwind or materially affect the validity of the Shares or the legal authority of Tailwind to comply in all material respects with the Subscription Agreement.

e.                    As of their respective dates, all reports and filings (the “SEC Reports”) required to be filed by Tailwind with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Tailwind included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Tailwind as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by Tailwind from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f.                    Tailwind is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Tailwind of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than filings (i) with the SEC, (ii) required by applicable state securities laws, (iii) required by the New York Stock Exchange, or such other applicable stock exchange on which Tailwind’s common equity is then listed (the “Stock Exchange”), and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Confidential

g.                   As of the date hereof, the authorized capital stock of Tailwind consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 550,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), including (1) 500,000,000 shares of Class A Common Stock and (2) 50,000,000 shares of Class B Common Stock, par value $0.0001 (“Class B Common Stock”). As of the date hereof, (i) no shares of Preferred Stock are issued and outstanding, (ii) 33,421,570 shares of Class A Common Stock are issued and outstanding, (iii) 8,355,393 shares of Class B Common Stock are issued and outstanding and (iv) 16,710,785 redeemable warrants and 9,700,000 private placement warrants are outstanding. All (i) issued and outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Tailwind any shares of Common Stock or other equity interests in Tailwind, or securities convertible into or exchangeable or exercisable for such equity interests. There are no securities or instruments issued by or to which Tailwind is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares hereunder, (ii) the shares of Class A Common Stock to be issued pursuant to any Other Subscription Agreement, or (iii) the Additional Shares that have not been or will not be validly waived on or prior to the Closing Date, including such provisions in the Class B Common Stock pursuant to the terms of Tailwind’s certificate of incorporation.

h.                   The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Tailwind, threatened against Tailwind by the Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of the Class A Common Stock, or to deregister the Class A Common Stock under the Exchange Act. Tailwind has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act. At Closing, the Shares acquired hereunder will be approved for listing on the Stock Exchange, subject to official notice of issuance.

i.                     Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by Tailwind to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Neither Tailwind, nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any Tailwind security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by Tailwind on an exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

j.                     Other than the Placement Agent (as defined below), whose costs and expenses shall be borne solely by Tailwind, Tailwind has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and Tailwind is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agent.

k.                   Tailwind is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

l.                     Other than with respect to the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, including that certain Convertible Note Purchase Agreement, dated the date hereof, by and between Tailwind, the Company, the Lead Investor and the other parties thereto, Tailwind has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in Tailwind (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of Tailwind by existing securityholders of Tailwind, which may be effectuated as a forfeiture to Tailwind and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Transaction Agreement). No Other Subscription Agreement (other than the Lead Investor Subscription Agreement in respect of the issuance of the Additional Shares to the Lead Investor) includes terms and conditions that are materially more advantageous to any such Other Investor than the Investor hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

m.                 Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or material adverse effect on Tailwind, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Tailwind, threatened against Tailwind or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Tailwind.

Confidential

6.                   Investor Representations and Warranties. The Investor represents and warrants to Tailwind that:

a.                    The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A).

b.                   The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Tailwind or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that Tailwind files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c.                    The Investor acknowledges and agrees that the Investor is purchasing the Shares from Tailwind. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Tailwind, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Tailwind expressly set forth in this Subscription Agreement.

d.                   The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.                    The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Investor acknowledges that it has had the opportunity to review Tailwind’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f.                    The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Tailwind, the Company or a representative of Tailwind or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and Tailwind, the Company or a representative of Tailwind or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Tailwind, the Company, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of Tailwind contained in this Subscription Agreement, in making its investment or decision to invest in Tailwind.

g.                   The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including, without limitation, those set forth in Tailwind’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

Confidential

h.                   Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Tailwind. The Investor acknowledges specifically that a possibility of total loss exists. The Investor will not look to the Placement Agent for all or part of any such loss or losses the Investor may suffer, and is able to sustain a complete loss on its investment in the Shares.

i.                     In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agent or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning Tailwind, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j.                     The Investor acknowledges that the Placement Agent (i) has not provided the Investor with any information or advice with respect to the Shares, (ii) has not made any representation, express or implied as to Tailwind, the Company, the Company’s credit quality, the Shares or the Investor’s purchase of the Shares, (iii) has not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares, and (iv) may have acquired, or may acquire, non-public information with respect to the Company, which the Investor agrees need not be provided to it.

k.                   The Investor acknowledges that it has not relied on the Placement Agent in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agent, any of its affiliates or any person acting on its behalf have conducted with respect to the Shares, Tailwind or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agent or any of its affiliates.

l.                     The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m.                 The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n.                   The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding agreement of Tailwind, this Subscription Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

o.                   The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

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p.                   The Investor acknowledges that no disclosure or offering document has been delivered to it by Jefferies LLC or any of its affiliates (the “Placement Agent”) in connection with the offer and sale of the Shares.

q.                   The Investor acknowledges that neither the Placement Agent, nor any of its affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to Tailwind, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Tailwind.

r.                    The Investor acknowledges that in connection with the issue and purchase of the Shares, the Placement Agent has not acted as the Investor’s financial advisor or fiduciary.

s.                    When required to deliver payment to Tailwind pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount pursuant to this Subscription Agreement.

t.                     The Investor does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of Tailwind. Notwithstanding the foregoing, (i) in the case of an Investor that has other entities under common management with Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in the Transaction (including Investor’s affiliates), the representation set forth above shall not apply to such other entities and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares.

7.                   Registration Rights.

a.                    In the event that the Shares are not registered in connection with the consummation of the Transaction, Tailwind agrees that, within thirty (30) calendar days after the consummation of the Transaction, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies Tailwind that it will “review” the Registration Statement) and (ii) ten (10) business days after Tailwind is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. Tailwind will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review (but not comment) at least two (2) business days in advance of filing the Registration Statement. Unless otherwise agreed to in writing by the Investor, the Investor shall not be identified as a statutory underwriter in the Registration Statement unless requested or required by statute, regulation or exchange rules; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents Tailwind from including any or all of the shares of Class A Common Stock proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act or otherwise, such Registration Statement shall register for resale such number of shares of Class A Common Stock which is equal to the maximum number of shares of Class A Common Stock as is permitted by the SEC. In such event, the number of shares of Class A Common Stock to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional shares of Class A Common Stock under Rule 415 under the Securities Act, Tailwind shall file a new Registration Statement to register such shares of Class A Common Stock not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable. Tailwind agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares, or (iii) the first date on which the Investor is able to sell all of its Shares (or shares received in exchange therefor) without restriction under Rule 144 of the Securities Act, including without limitation as to any volume and manner of sale restrictions and without the requirement that Tailwind be in compliance with the public information requirements of Rule 144(c) or Rule 144(i), as applicable. The Investor agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, to Tailwind upon request to assist Tailwind in making the determination described above. Tailwind may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after Tailwind becomes eligible to use such Form S-3.

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b.                   Notwithstanding anything to the contrary contained herein, Tailwind may, upon written notice to the Investor, delay or postpone filing of such Registration Statement, and from time to time require Investor not to sell under the Registration Statement or suspend the use of any such Registration Statement if it determines that in order for the Registration Statement to not contain a material misstatement or material omission, an amendment or supplement thereto would be needed, or if such filing or use would reasonably be expected to materially and adversely affect a bona fide business or financing transaction being pursued by Tailwind or would require premature disclosure of information that would reasonably be expected to materially and adversely affect Tailwind (each such circumstance, a “Suspension Event”); provided that (w) Tailwind shall not so delay filing or so suspend the use of the Registration Statement on more than three (3) occasions or for more than one-hundred twenty (120) total days in any three hundred sixty (360) day period or, on any occasion, for a period of more than sixty (60) consecutive days and (x) Tailwind shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. Upon receipt of any such written notice from Tailwind (which notice shall not contain any material non-public information regarding Tailwind) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which Tailwind agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and the Investor receives notice that any post-effective amendment has become effective or unless otherwise notified by Tailwind that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Tailwind unless otherwise required by law, subpoena, regulatory request or requirement, or legal proceeding. If so directed by Tailwind, the Investor will deliver to Tailwind, or in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (w) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

c.                    Tailwind will file all reports, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell the Shares pursuant to the Registration Statement (for as long as the Registration Statement shall remain effective) or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable, qualify the Shares for listing on the applicable stock exchange on which the Class A Common Stock is then listed, and update or amend the Registration Statement as necessary to include the Shares. Tailwind agrees, for as long as the Investor holds Shares, to file with the SEC in a timely manner all reports and other documents required of Tailwind under the Securities Act and the Exchange Act so long as Tailwind remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; make and keep public information available, as those terms are understood and defined in Rule 144; and furnish to the Investor so long as it owns Shares, promptly upon request, (x) a written statement by Tailwind, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Tailwind and such other reports and documents so filed by Tailwind (public availability on the SEC’s EDGAR system (or successor system) being sufficient) and (z) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration. If requested by the Investor, Tailwind shall (i) cause the removal of the restrictive legends from any Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Shares and, at the request of a Holder (as defined below), cause the removal of all restrictive legends from any Shares held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by Tailwind, its counsel or the transfer agent, establishing that restrictive legends are no longer required. “Holder” shall mean the Investor or any affiliate of the Investor to which the rights under this Section 7 shall have been assigned.

d.                   Tailwind’s obligations to include the Shares (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Tailwind such information required by SEC rules for the Registration Statement regarding the Investor, the securities of Tailwind held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Tailwind to effect the registration of such Shares, and shall execute such documents in connection with such registration as Tailwind may reasonably request that are customary of a selling stockholder in similar situations; provided that the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restrictions on the ability to transfer the Shares.

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e.                    Tailwind shall advise the Investor as expeditiously as possible, but in any event within five (5) business days:

(i)                  when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)                of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information concerning the Investor;

(iii)              of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv)               of the receipt by Tailwind of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)                subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Tailwind shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding Tailwind other than to the extent that providing notice to the Investor of the occurrence of the events listed in (i) through (v) above constitutes material, nonpublic information regarding Tailwind.

f.                    Tailwind shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in Section 7(e)(v), except for such times as Tailwind is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Subscription Agreement, Tailwind shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

g.                   Indemnification.

(i)                  Tailwind shall indemnify and hold harmless the Investor (to the extent a seller under the Registration Statement), the officers, directors, advisors and employees of the Investor, each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are caused by or contained in information regarding the Investor furnished in writing to Tailwind by the Investor expressly for use therein or that the Investor has omitted a material fact from such information. Notwithstanding the foregoing, Tailwind’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Tailwind (which consent shall not be unreasonably withheld or delayed).

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(ii)                The Investor shall, severally and not jointly with any Other Investor in the offering contemplated by this Subscription Agreement, indemnify and hold harmless Tailwind, its directors, officers and employees, each person who controls Tailwind (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, advisors and employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are caused by or contained in information regarding the Investor furnished in writing to Tailwind by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of Shares giving rise to such indemnification obligation. Notwithstanding the foregoing, the Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Investor (which consent shall not be unreasonably withheld or delayed).

(iii)              Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)               The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)                If the indemnification provided under this Section 7(g) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(g) from any person or entity who was not guilty of such fraudulent misrepresentation.

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8.                   Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, and (c) the delivery of a notice of termination of this Subscription Agreement by the Investor to Tailwind following the date that is thirty (30) calendar days after the Termination Date (as defined in the Transaction Agreement, as in effect as of the date hereof, the “Outside Date”), if the Closing has not occurred by the Outside Date (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any fraud or willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such fraud or willful and material breach. Tailwind shall notify the Investor in writing of the termination of the Transaction Agreement as promptly as practicable after the termination of the Transaction Agreement. Upon the occurrence of any Termination Event, any monies paid by the Investor to Tailwind in connection herewith, shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

9.                   Trust Account Waiver. The Investor acknowledges that Tailwind is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Tailwind and one or more businesses or assets. The Investor further acknowledges that, as described in Tailwind’s prospectus relating to its initial public offering dated September 3, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of Tailwind’s assets consist of the cash proceeds of Tailwind’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Tailwind, its public shareholders and the underwriters of Tailwind’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Tailwind to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Tailwind entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement or the transactions contemplated hereby regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A Common Stock currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Class A Common Stock, in accordance with Tailwind’s Amended and Restated Certificate of Incorporation and the Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Tailwind, dated September 9, 2020, except to the extent that the Investor has otherwise agreed with Tailwind, the Company or any of their respective affiliates in writing to not exercise such redemption right.

10.                Miscellaneous.

a.                    Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned; provided that the Investor may assign its rights hereunder to any fund or account managed by the same investment manager as the Investor, or an affiliate of the Investor, in each case without consent from Tailwind; provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by an Investor, the assignee(s) shall become Investor hereunder and have the rights and obligations and be deemed to make the representations and warranties of the Investor provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as the Investor. Subject to the foregoing, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

b.                   Tailwind may request from the Investor such additional information as Tailwind may reasonably deem necessary or advisable to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall provide any such information as may reasonably be requested, provided that, Tailwind agrees to keep any such information provided by Investor confidential (except to the extent required to be disclosed by applicable law, including in connection with any filings required to be made with the SEC or the Stock Exchange, in which case Tailwind shall provide prior written notice to Investor of such disclosure). Without limiting the generality of the foregoing or any other covenants or agreements in this Subscription Agreement, the Investor acknowledges that Tailwind may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of Tailwind.

c.                    Each party acknowledges that the other party will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. The Investor acknowledges that the Placement Agent will rely on the representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Tailwind if any of the acknowledgments, understandings, agreements, representations or warranties set forth in Section 6 above are no longer accurate. The Investor acknowledges and agrees that each purchase by the Investor of the Shares from Tailwind will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by the Investor as of the time of such purchase.

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d.                   Each of Tailwind, the Investor and the Placement Agent is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e.                    All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f.                    This Subscription Agreement may not be terminated other than pursuant to the terms of Section 8 above. The provisions of this Subscription Agreement may not be modified, amended or waived except by an instrument in writing, signed by each of the parties hereto; provided, however, that no modification, amendment or waiver by Tailwind of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and, in each case, do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g.                   This Subscription Agreement (including, without limitation, the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(g), Section 8, Section 10(c), and Section 10(d) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h.                   Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.                     If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j.                     This Subscription Agreement may be executed in one or more counterparts (including, without limitation, by facsimile or any other form of electronic delivery including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k.                   The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (i) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise, and (ii) the parties shall not assert that a remedy of specific enforcement pursuant to this Section 10(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason.

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l.                     Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to Tailwind.

m.                 THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS (INCLUDING ANY ACTION, SUIT, LITIGATION, ARBITRATION, MEDIATION, CLAIM, CHARGE, COMPLAINT, INQUIRY, PROCEEDING, HEARING, AUDIT, INVESTIGATION OR REVIEWS BY OR BEFORE ANY GOVERNMENTAL ENTITY RELATED HERETO), INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(l) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(m).

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11.                Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Tailwind expressly contained in this Subscription Agreement, in making its investment or decision to invest in Tailwind. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any party to the Transaction Agreement (other than Tailwind) or any Non-Party Affiliate of the Company or the Placement Agent, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Tailwind, the Company, the Placement Agent or any Non-Party Affiliate concerning Tailwind, the Company, the Placement Agent, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Tailwind, the Company, the Placement Agent or any of Tailwind’s, the Company’s or the Placement Agent’s controlled affiliates or any family member of the foregoing.

12.                Disclosure. Tailwind shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that Tailwind has provided to the Investor at any time prior to the filing of the Disclosure Document (except as otherwise agreed to in writing by the Investor and Tailwind). Upon the issuance of the Disclosure Document, to the knowledge of Tailwind, the Investor shall not be in possession of any material, non-public information received from Tailwind or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Tailwind or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, Tailwind shall not, and shall cause its representatives, including the Placement Agent and its respective representatives, to not publicly disclose the name of Investor or any of its advisors or affiliates, or include the name of Investor or any of its advisors or affiliates without prior written consent of Investor, (i) in any press release or marketing materials, or for any similar or related purpose, or (ii) in any filing with the SEC or any regulatory agency or trading market, except as required by the federal securities law in connection with the Registration Statement, the filing of a form of this Subscription Agreement with the SEC and in the related Current Report on Form 8-K in a manner acceptable to Investor, and to the extent such disclosure is required by law, at the request of the Staff of the SEC or regulatory agency or under the regulations of the Stock Exchange, in which case Tailwind shall provide Investor with prior written notice of such disclosure permitted under this sub-clause (ii).

[SIGNATURE PAGES FOLLOW]

Confidential

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Tailwind in the Closing Notice. To the extent the offering is oversubscribed, the number of Shares received may be less than the number of Shares subscribed for.

Confidential

IN WITNESS WHEREOF, Tailwind has accepted this Subscription Agreement as of the date set forth below.

TAILWIND ACQUISITION CORP.

By:
Name:
Title:

Date:                               , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, savings and loan association, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

☐ An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.